Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

On September 13, 2022, Clio Subsidiary, LLC (“Clio Subsidiary”), an indirect, wholly-owned subsidiary of Consolidated Communications Holdings, Inc. (the “Company”), completed the sale of its five limited wireless partnership interests (the “Partnership Interests”) for aggregate cash proceeds of $490 million pursuant to a Partnership Interest Purchase Agreement, dated as of August 1, 2022, by and among Cellco Partnership (“Cellco”), Clio Subsidiary and, solely for the purposes of certain provisions specified therein, Consolidated Communications Enterprise Services, Inc. Cellco is the General Partner of the Partnership Interests and is an indirect, wholly-owned subsidiary of Verizon Communications, Inc.

The following unaudited pro forma condensed consolidated financial statements of the Company have been derived from the Company’s historical consolidated financial statements and have been adjusted to give effect to the sale of the Partnership Interests. The unaudited pro forma condensed consolidated statements of operations, which have been prepared for the six months ended June 30, 2022 and the year ended December 31, 2021, give effect to the sale of the Partnership Interests as if it had occurred on January 1, 2021. The unaudited pro forma condensed consolidated balance sheet has been prepared as of June 30, 2022 and gives effect to the sale of the Partnership Interests as if it had occurred on that date.

The unaudited pro forma condensed consolidated financial statements are presented for informational purposes only and do not purport to be indicative of the financial position or results of operations of the Company had the sale of the Partnership Interests been completed as of the beginning of the earliest period presented, nor indicative of future results of operations or future financial position of the Company. The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the Company’s historical consolidated financial statements and accompanying notes included in its Annual Report on Form 10-K for the year ended December 31, 2021 and its Quarterly Report on Form 10-Q for the quarter ended June 30, 2022.

The unaudited pro forma condensed consolidated financial statements reflect management’s best estimates based on currently available information.

CONSOLIDATED COMMUNICATIONS HOLDINGS, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

AS OF JUNE 30, 2022

(Amounts in thousands)

	Historical	Pro Forma Adjustments		Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$18,019	$470,000	(a)	$488,019
Short-term investments	25,005	—		25,005
Accounts receivable, net of allowance for credit losses	117,479	—		117,479
Income tax receivable	2,733	—		2,733
Prepaid expenses and other current assets	56,928	—		56,928
Assets held for sale	95,922	—		95,922

Total current assets	316,086	470,000		786,086

Property, plant and equipment, net	2,101,127	—		2,101,127
Investments	107,514	(97,118	)(b)	10,396
Goodwill	929,570	—		929,570
Customer relationships, net	58,514	—		58,514
Other intangible assets	10,557	—		10,557
Other assets	62,349	—		62,349

Total assets	$3,585,717	$372,882		$3,958,599

LIABILITIES, MEZZANINE EQUITY AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$58,761	$—		$58,761
Advance billings and customer deposits	48,097	—		48,097
Accrued compensation	64,949	—		64,949
Accrued interest	17,902	—		17,902
Accrued expense	92,397	—		92,397
Current portion of long-term debt and finance lease obligations	9,539	—		9,539
Liabilities held for sale	4,856	—		4,856

Total current liabilities	296,501	—		296,501

Long-term debt and finance lease obligations	2,124,001	—		2,124,001
Deferred income taxes	186,183	66,745	(c)	252,928
Pension and other postretirement obligations	195,587	—		195,587
Other long-term liabilities	49,132	—		49,132

Total liabilities	2,851,404	66,745		2,918,149

Commitments and contingencies

Series A preferred Stock, par value $0.01 per share; 10,000,000 shares authorized, 436,943 shares outstanding as of June 30, 2022; liquidation preference of $456,343 as of June 30, 2022	307,976	—		307,976

Shareholders’ equity:
Common stock, par value $0.01 per share; 150,000,000 shares authorized, 115,395,668 shares outstanding as of June 30, 2022	1,154	—		1,154
Additional paid-in capital	726,247	—		726,247
Retained Earnings (accumulated deficit)	(258,978)	306,137	(d)	47,159
Accumulated other comprehensive loss, net	(49,491)	—		(49,491)
Noncontrolling interest	7,405	—		7,405

Total shareholders’ equity	426,337	306,137		732,474

Total liabilities, mezzanine equity and shareholders’ equity	$3,585,717	$372,882		$3,958,599

See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

CONSOLIDATED COMMUNICATIONS HOLDINGS, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(Amounts in thousands, except per share amounts)

	Historical	Pro Forma Adjustments		Pro Forma
Net revenues	$598,668	$—		$598,668

Operating expense:
Cost of services and products (exclusive of depreciation and amortization)	271,783	—		271,783
Selling, general and administrative expenses	148,795	—		148,795
Loss on impairment of assets held for sale	126,490	—		126,490
Depreciation and amortization	144,893	—		144,893

Loss from operations	(93,293)	—		(93,293)

Other income (expense):
Interest expense, net of interest income	(59,671)	—		(59,671)
Investment income	18,152	(17,884	)(e)	268
Other, net	6,173	—		6,173

Loss before income taxes	(128,639)	(17,884)		(146,523)

Income tax benefit	(11,578)	(5,448	)(f)	(17,026)

Net loss	(117,061)	(12,436)		(129,497)
Less: dividends on preferred stock - Series A	19,400	—		19,400
Less: net income attributable to noncontrolling interest	318	—		318

Net loss attributable to common shareholders	$(136,779)	$(12,436)		$(149,215)

Net loss per basic and diluted common shares attributable to common shareholders	$(1.22)			$(1.34)

See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

CONSOLIDATED COMMUNICATIONS HOLDINGS, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(Amounts in thousands, except per share amounts)

	Historical	Pro Forma Adjustments		Pro Forma
Net revenues	$1,282,233	$—		$1,282,233

Operating expense:
Cost of services and products (exclusive of depreciation and amortization)	569,629	—		569,629
Selling, general and administrative expenses	271,125	—		271,125
Loss on impairment of assets held for sale	5,704	—		5,704
Depreciation and amortization	300,597	—		300,597

Income from operations	135,178	—		135,178

Other income (expense):
Interest expense, net of interest income	(175,195)	—		(175,195)
Loss on extinguishment of debt	(17,101)	—		(17,101)
Investment income	42,307	(41,845	)(e)	462
Change in fair value of contingent payment rights	(86,476)	—		(86,476)
Other, net	873	—		873

Loss before income taxes	(100,414)	(41,845)		(142,259)

Income tax expense (benefit)	6,279	(9,154	)(f)	(2,875)

Net loss	(106,693)	(32,691)		(139,384)
Less: dividends on preferred stock - Series A	2,677	—		2,677
Less: net income attributable to noncontrolling interest	392	—		392

Net loss attributable to common shareholders	$(109,762)	$(32,691)		$(142,453)

Net loss per basic and diluted common shares attributable to common shareholders	$(1.26)			$(1.63)

See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1.	Description of the Transaction and Basis of Presentation

On September 13, 2022, Clio Subsidiary, LLC (“Clio Subsidiary”), an indirect, wholly-owned subsidiary of Consolidated Communications Holdings, Inc. (the “Company”), completed the sale of its five limited wireless partnership interests (the “Partnership Interests”) for aggregate cash proceeds of $490 million. Our investment in the Partnership Interests consisted of ownership in: 2.34% of GTE Mobilnet of South Texas Limited Partnership (the “Mobilnet South Partnership”), 20.51% of GTE Mobilnet of Texas RSA #17 Limited Partnership (“RSA #17”), 3.60% of Pittsburgh SMSA Limited Partnership (“Pittsburgh SMSA”), 16.67% of Pennsylvania RSA No. 6(I) Limited Partnership (“RSA 6(I)”) and 23.67% of Pennsylvania RSA No. 6(II) Limited Partnership (“RSA 6(II)”). Our investments in the Mobilnet South Partnership and Pittsburgh SMSA were accounted for at their initial cost. Distributions received from these investments were recorded as investment income in non-operating income (expense). RSA #17, RSA 6(I) and RSA 6(II) were accounted for using the equity method. Income for these partnerships was recognized as investment income in non-operating income (expense) on our proportionate share of earnings and cash distributions were recorded as a reduction in our investment.

The Company’s historical consolidated financial statements have been adjusted in the unaudited pro forma condensed consolidated financial information to reflect all adjustments that are: (i) directly attributable to the sale of the Partnership Interests; (ii) factually supportable; and (iii) with respect to the unaudited pro forma condensed consolidated statements of operations, expected to have a continuing impact on the Company’s consolidated results following the sale of the Partnership Interests.

2.	Pro Forma Adjustments

The unaudited condensed consolidated financial statements reflect the following adjustments:

(a)

Pro forma adjustments to cash represent the aggregate cash proceeds received from the sale of the Partnership Interests of $490.0 million, net of estimated state income taxes of $13.0 million and estimated selling costs of $7.0 million associated with the sale and assumed to be paid at the time of closing.

(b)	The pro forma adjustment to investments represents the elimination of the carrying value of the Partnership Interests as of June 30, 2022.

(c)

The pro forma adjustment represents the increase in the Company’s deferred income tax liabilities resulting from the closing of the sale of the Partnership Interests. The Company expects to utilize net operating loss (“NOL”) carryforwards for federal income tax purposes to offset the taxable gain from the sale of the Partnership Interests, which will reduce the related deferred tax assets.

(d)

This adjustment represents the gain on sale of the Partnership Interests, net of selling costs and the cumulative effect of estimated income tax expense. The gain on the sale of the Partnership Interests is not reflected in the unaudited pro forma condensed consolidated statements of operations as it is not expected to have a continuing impact on the Company’s operating results.

(e)	The pro forma adjustment reflects the elimination of historical investment income for the Partnership Interests recognized during the period.

(f)	The pro forma adjustment represents the estimated income tax expense related to the exclusion of the investment income for the Partnership Interests for the period.